Exhibit 99.1
Worldwide Headquarters 1200 Willow Lake Boulevard St. Paul, Minnesota 55110-5101	Barbara Doyle Investor Relations contact 651-236-5023
NEWS	June 22, 2022

H.B. Fuller Reports Second Quarter Fiscal 2022 Results

22% year-over-year organic growth drove record quarterly revenue

Earnings per diluted share (EPS) of $0.86; Adjusted diluted EPS of $1.11 up 18% year over year

Adjusted EBITDA of $139M, up 14% year over year

ST. PAUL, Minn. – H.B. Fuller Company (NYSE: FUL) today reported financial results for its second quarter ended May 28, 2022.

Items of Note for Second Quarter 2022

■	Strong operational execution delivered record quarterly revenue of $993 million.
■	Net revenue increased 20% and organic revenue increased 22% versus last year.
■	All three Global Business Units (GBUs) delivered mid-teens percentage or higher organic revenue growth compared with the prior year.
■	Higher volumes, pricing gains and cost efficiencies resulted in net income of $47 million and adjusted EBITDA of $139 million, which increased 14% year over year.
■	Earnings per diluted share were $0.86; adjusted EPS of $1.11 increased 18% year over year.

Summary of Second Quarter 2022 Results

Net revenue of $993 million increased 20% compared with the second quarter of 2021. Foreign currency exchange rates unfavorably impacted revenue by 3.9%, and acquisitions favorably impacted revenue by 2%. Total company organic revenue increased 21.9% versus last year with 3.4% from volume growth and 18.5% from pricing. Hygiene, Health and Consumables Adhesives organic revenue increased 24.5% year over year, Engineering Adhesives organic revenue was up 21.8%, and Construction Adhesives organic revenue grew 14.3%.

Gross profit was $254 million. Adjusted gross profit of $255 million increased 16% versus the same period last year. Gross profit margin and adjusted gross profit margin declined year over year, as expected, as elevated raw material and freight costs were offset by higher sales volume and pricing gains. Selling, General and Administrative (SG&A) expense was $166 million. SG&A and adjusted SG&A improved as a percent of revenue compared with the second quarter last year resulting from strong volume leverage and general expense controls. Adjusted SG&A as a percent of revenue improved by 130 basis points versus last year.

As a result of these factors, net income attributable to H.B. Fuller in the quarter was $47 million, or $0.86 per diluted share. Adjusted net income attributable to H.B. Fuller of $61 million and adjusted EPS of $1.11 were up 20% and 18%, respectively, versus the same period last year. Adjusted EBITDA of $139 million increased 14% compared with the prior year.

“H.B. Fuller continues to deliver differentiated performance for our customers and shareholders,” said Jim Owens, H.B. Fuller president and chief executive officer. “In the second quarter, we added to our track record of strong performance by delivering 22% organic revenue growth, a 14% increase in EBITDA and an 18% increase in EPS. Our organic sales have increased by double-digit percentages in each of the last 6 quarters and quarterly EBITDA growth has averaged 15%, even with prolonged supply chain constraints, shortages of materials, and significant economic impacts from COVID shutdowns and a war in Ukraine. With our focus on strategic pricing and delivering innovation to solve the toughest adhesion challenges, we are confident in our full year outlook for fiscal 2022 despite persistent inflationary pressures and expected slowing in some markets. Delivering strong, sustainable shareholder value regardless of the economic environment remains a priority in 2022 and in the years ahead.”

Key Balance Sheet and Cash Flow Items

At the end of the second quarter of fiscal 2022, the company had cash on hand of $68 million and total debt equal to $1,936 million. This compares with cash and debt levels of $64 million and $1,914 million, respectively, in the first fiscal quarter of 2022. Cash flow from operations of $8.5 million in the second quarter improved sequentially from the first quarter, as expected, as working capital as a percentage of annualized revenue improved by 140 basis points to 17.1%. Capital expenditures of $20 million in the second quarter increased from $15 million in the prior year quarter primarily due to timing of projects.

Fiscal 2022 Outlook

■

Raw material and delivery costs are expected to continue to rise as the year progresses primarily driven by industrial demand and supply constraints of U.S. petrochemicals. The company anticipates an increase of more than 20% for the full year versus the fourth quarter 2021 exit rate.

■

H.B. Fuller has implemented annualized price adjustments of approximately $330 million in the first half of 2022, including over $200 million in the second quarter, and is planning additional annualized increases of over $175 million in the third quarter. When combined with annualized price increases of approximately $450 million executed in fiscal 2021, the company’s total pricing actions are anticipated to more than offset raw material and delivery cost increases. The company is prepared to implement further increases as necessary.

■	Adjusted EBITDA is expected to be in the range of $530 to $550 million, an increase of approximately 14% to 18% versus fiscal 2021, with double-digit year-over-year growth in all four quarters.
■	Adjusted EPS is expected to be in the range of $4.10 to $4.35, an increase of between 18% and 25% versus fiscal year 2021.
■

Working capital as a percentage of revenue is expected to continue to improve over the course of the year and to decline below 16% by fiscal 2022 year-end, resulting in more normalized levels of cash flow generation in the second half of the year.

Conference Call

The company will hold a conference call on June 23, 2022, at 9:30 a.m. CT (10:30 a.m. ET) to discuss its results. Interested parties may listen to the conference call on a live webcast. The webcast, along with a supplemental presentation, may be accessed from the company’s website at https://investors.hbfuller.com. Participants must register prior to accessing the webcast using this link and should do so at least 10 minutes prior to the start of the call to install and test any necessary software and audio connections. A telephone replay of the conference call will be available from 12:30 p.m. CT on June 23, 2022 through 10:59 p.m. CT on June 30, 2022. To access the telephone replay dial 1-800-770-2030 (toll free) or 1-647-362-9199, and enter Conference ID: 6370505.

Regulation G

The information presented in this earnings release regarding consolidated and segment organic revenue growth, operating income, adjusted gross profit, adjusted gross profit margin, adjusted selling, general and administrative expense, adjusted income before income taxes and income from equity investments, adjusted income taxes, adjusted effective tax rate, adjusted net income, adjusted diluted earnings per share and adjusted earnings before interest, taxes, depreciation, and amortization (EBITDA) does not conform to U.S. generally accepted accounting principles (U.S. GAAP) and should not be construed as an alternative to the reported results determined in accordance with U.S. GAAP. Management has included this non-GAAP information to assist in understanding the operating performance of the company and its operating segments as well as the comparability of results to the results of other companies. The non-GAAP information provided may not be consistent with the methodologies used by other companies. All non-GAAP information is reconciled with reported U.S. GAAP results in the “Regulation G Reconciliation” tables in this press release with the exception of our forward-looking non-GAAP measures contained above in our Fiscal 2022 Guidance, which the company cannot reconcile to forward-looking GAAP results without unreasonable effort.

About H.B. Fuller

Since 1887, H.B. Fuller has been a leading global adhesives provider focusing on perfecting adhesives, sealants and other specialty chemical products to improve products and lives. With fiscal 2021 net revenue of $3.3 billion, H.B. Fuller’s commitment to innovation and sustainable adhesive solutions brings together people, products and processes that answer and solve some of the world's biggest challenges. Our reliable, responsive service creates lasting, rewarding connections with customers in electronics, disposable hygiene, medical, transportation, aerospace, clean energy, packaging, construction, woodworking, general industries and other consumer businesses. And, our promise to our people connects them with opportunities to innovate and thrive. For more information, visit us at https://www.hbfuller.com/.

Safe Harbor for Forward-Looking Statements

Certain statements in this press release may be considered forward-looking statements within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements often address expected future business and financial performance, financial condition, and other matters, and often contain words or phrases such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “opportunity,” “outlook,” “plan,” “project,” “seek,” “should,” “strategy,” "target," “will,” “will be,” “will continue,” “will likely result,” “would” and similar expressions, and variations or negatives of these words or phrases. These statements are subject to various risks and uncertainties that could cause our actual results to differ materially from those in the forward-looking statements, including but not limited to the following: the consequences of the COVID-19 outbreak and other pandemics on our operations and financial results; the impact on the supply chain, raw material costs and pricing of our products due to the Russia-Ukraine war; the impact on our margins and product demand due to inflationary pressures; the substantial amount of debt we have incurred to finance our acquisition of Royal, our ability to repay or refinance our debt or to incur additional debt in the future, our need for a significant amount of cash to service and repay the debt and to pay dividends on our common stock, the effect of debt covenants that limit the discretion of management in operating the business or in paying dividends; our ability to pay dividends and to pursue growth opportunities if we continue to pay dividends according to the current dividend policy; our ability to achieve expected synergies, cost savings and operating efficiencies from our restructuring initiatives and operational improvement projects within the expected time frames or at all; our ability to effectively implement Project ONE; uncertain political and economic conditions; fluctuations in product demand; competing products and pricing; our geographic and product mix; availability and price of raw materials; disruptions to our relationships with our major customers and suppliers; failures in our information technology systems; regulatory compliance across our global footprint; trade policies and economic sanctions impacting our markets; changes in tax laws and tariffs; devaluations and other foreign exchange rate fluctuations; the impact of litigation and investigations, including for product liability and environmental matters; impairment charges on our goodwill or long-lived assets; the effect of new accounting pronouncements and accounting charges and credits; and similar matters. Many of the foregoing risks and uncertainties are, and will be, exacerbated by COVID-19 and the Russia-Ukraine war and the resulting deterioration of the global business and economic environment.

Additional information about these various risks and uncertainties can be found in the “Risk Factors” section of our Form 10-K filings, and any updates to the risk factors in our Form 10-Q and 8-K filings with the SEC, but there may be other risks and uncertainties that we are unable to identify at this time or that we do not currently expect to have a material impact on the business. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. We do not undertake to update or revise any forward-looking statements, except as required by law.

H.B. FULLER COMPANY AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
In thousands, except per share amounts (unaudited)

	Three Months Ended	Percent of	Three Months Ended	Percent of
	May 28, 2022	Net Revenue	May 29, 2021	Net Revenue
Net revenue	$993,258	100.0%	$827,873	100.0%
Cost of sales	(739,737)	(74.5)%	(610,323)	(73.7)%
Gross profit	253,521	25.5%	217,550	26.3%

Selling, general and administrative expenses	(166,007)	(16.7)%	(148,409)	(17.9)%
Other income, net	-	0.0%	11,879	1.4%
Interest expense	(19,828)	(2.0)%	(19,942)	(2.4)%
Interest income	2,091	0.2%	2,530	0.3%
Income before income taxes and income from equity method investments	69,777	7.0%	63,608	7.7%

Income taxes	(23,616)	(2.4)%	(16,660)	(2.0)%

Income from equity method investments	1,066	0.1%	2,176	0.3%
Net income including non-controlling interest	47,227	4.8%	49,124	5.9%

Net income attributable to non-controlling interest	(24)	(0.0)%	(22)	(0.0)%
Net income attributable to H.B. Fuller	$47,203	4.8%	$49,102	5.9%

Basic income per common share attributable to H.B. Fuller	$0.88		$0.93
Diluted income per common share attributable to H.B. Fuller	$0.86		$0.90

Weighted-average common shares outstanding:
Basic	53,497		52,839
Diluted	55,078		54,294

Dividends declared per common share	$0.190		$0.168

H.B. FULLER COMPANY AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
In thousands, except per share amounts (unaudited)

	Six Months Ended	Percent of	Six Months Ended	Percent of
	May 28, 2022	Net Revenue	May 29, 2021	Net Revenue
Net revenue	$1,849,739	100.0%	$1,553,777	100.0%
Cost of sales	(1,383,326)	(74.8)%	(1,143,863)	(73.6)%
Gross profit	466,413	25.2%	409,914	26.4%

Selling, general and administrative expenses	(321,898)	(17.4)%	(292,423)	(18.8)%

Other income, net	6,142	0.3%	19,748	1.3%
Interest expense	(38,025)	(2.1)%	(40,303)	(2.6)%
Interest income	4,030	0.2%	5,189	0.3%
Income before income taxes and income from equity method investments	116,662	6.3%	102,125	6.6%

Income taxes	(33,765)	(1.8)%	(27,267)	(1.8)%

Income from equity method investments	2,649	0.1%	4,072	0.3%
Net income including non-controlling interest	85,546	4.6%	78,930	5.1%

Net income attributable to non-controlling interest	(37)	(0.0)%	(37)	(0.0)%
Net income attributable to H.B. Fuller	$85,509	4.6%	$78,893	5.1%

Basic income per common share attributable to H.B. Fuller	$1.60		$1.50
Diluted income per common share attributable to H.B. Fuller	$1.55		$1.47

Weighted-average common shares outstanding:
Basic	53,425		52,666
Diluted	55,237		53,817

Dividends declared per common share	$0.358		$0.330

H.B. FULLER COMPANY AND SUBSIDIARIES
REGULATION G RECONCILIATION
In thousands, except per share amounts (unaudited)

	Three Months Ended		Six Months Ended
	May 28,	May 29,	May 28,	May 29,
	2022	2021	2022	2021
Net income attributable to H.B. Fuller	$47,203	$49,102	$85,509	$78,893
Adjustments:
Acquisition project costs[1]	2,014	1,302	7,871	1,376
Organizational realignment[2]	2,818	2,307	4,446	5,942
Royal restructuring and integration[3]	412	1,239	810	2,521
Project One	1,853	1,959	5,057	4,164
Other[4]	6,264	(3,857)	7,430	(3,812)
Discrete tax items[5]	4,149	(600)	1,248	(558)
Income tax effect on adjustments[6]	(3,526)	(594)	(7,035)	(2,613)
Adjusted net income attributable to H.B. Fuller[7]	61,187	50,858	105,336	85,913
Add:
Interest expense	19,841	19,965	38,051	40,357
Interest income	(2,091)	(2,530)	(4,041)	(5,189)
Adjusted Income taxes	22,993	17,854	39,552	30,437
Depreciation and Amortization expense[8]	36,637	35,389	72,434	70,891
Adjusted EBITDA[7]	138,567	121,536	251,332	222,409

Diluted Shares	55,078	54,294	55,237	53,817
Adjusted diluted income per common share attributable to H.B. Fuller[7]	$1.11	$0.94	$1.91	$1.60
Revenue	$993,258	$827,873	$1,849,739	$1,553,777
Adjusted EBITDA margin[7]	14.0%	14.7%	13.6%	14.3%

[1] Acquisition project costs include costs related to integrating and accounting for acquisitions.

[2] Organizational realignment includes costs incurred as a direct result of the organizational realignment program, including compensation for employees supporting the program, consulting expense and operational inefficiencies related to the closure of production facilities and consolidation of business activities.

[3] Royal restructuring and integration program includes costs incurred as a direct result of the Royal restructuring and integration program including compensation for employees supporting the program, consulting expense and operational inefficiencies related to the closure of production facilities and consolidation of business activities.

[4] Other expenses include a $3.3 million non-cash charge related to wind down and settlement of the Company’s Canadian defined benefit pension plan, $1.3 million of hedging costs related to the Russian ruble devaluation driven by the war in Ukraine, $1.2 million of transactional tax expense associated with an audit settlement, other expenses for COVID-19 testing, vaccinations, and exceptional medical claims, and non-cash gains and losses related to legal entity consolidations.

[5] Discrete tax items are related to revaluation of cross-currency swap agreements due to depreciation of the Euro versus the U.S. Dollar and various foreign tax matters, offset by the tax effect of legal entity mergers.

[6] Represents the difference between income taxes on net income before income taxes and income from equity method investments reported in accordance with U.S. GAAP and adjusted net income before income taxes and income from equity method investments.

[7] Adjusted net income attributable to H.B. Fuller, adjusted diluted income per common share attributable to H.B. Fuller, adjusted EBITDA and adjusted EBITDA margin are non-GAAP financial measures. Adjusted net income attributable to H.B. Fuller is defined as net income before the specific adjustments shown above. Adjusted diluted income per common share is defined as adjusted net income attributable to H.B. Fuller divided by the number of diluted common shares. Adjusted EBITDA is defined as net income before interest, income taxes, depreciation, amortization and the specific adjustments shown above. Adjusted EBITDA margin is defined as adjusted EBITDA divided by net revenue. The table above provides a reconciliation of adjusted net income attributable to H.B. Fuller, adjusted diluted income per common share attributable to H.B. Fuller, adjusted EBITDA and adjusted EBITDA margin to net income attributable to H.B. Fuller, the most directly comparable financial measure determined and reported in accordance with U.S. GAAP.

[8] Depreciation and amortization expense added back for EBITDA is adjusted for amounts already included in Adjusted net income attributable to H.B. Fuller totaling ($153) and ($507) for the three months ended May 28, 2022 and May 29, 2021, respectively and ($311) and ($734) for the six months ended May 28, 2022 and May 29, 2021, respectively.

H.B. FULLER COMPANY AND SUBSIDIARIES
SEGMENT FINANCIAL INFORMATION
In thousands (unaudited)

	Three Months Ended		Six Months Ended
	May 28,	May 29,	May 28,	May 29,
	2022	2021	2022	2021
Net Revenue:
Hygiene, Health and Consumable Adhesives	$437,889	$364,814	$827,427	$700,482
Engineering Adhesives	405,346	345,373	759,323	658,037
Construction Adhesives	150,023	117,686	262,989	195,258
Corporate unallocated	-	-	-	-
Total H.B. Fuller	$993,258	$827,873	$1,849,739	$1,553,777

Segment Operating Income (Loss):
Hygiene, Health and Consumable Adhesives	$43,267	$38,929	$75,480	$68,840
Engineering Adhesives	42,917	32,075	75,489	62,493
Construction Adhesives	11,285	6,338	15,641	1,635
Corporate unallocated	(9,955)	(8,201)	(22,095)	(15,477)
Total H.B. Fuller	$87,514	$69,141	$144,515	$117,491

Adjusted EBITDA[7]
Hygiene, Health and Consumable Adhesives	$57,872	$53,569	$104,470	$98,175
Engineering Adhesives	59,520	49,864	109,399	98,032
Construction Adhesives	24,121	17,252	39,998	23,539
Corporate unallocated	(2,946)	851	(2,535)	2,663
Total H.B. Fuller	$138,567	$121,536	$251,332	$222,409

Adjusted EBITDA Margin[7]
Hygiene, Health and Consumable Adhesives	13.2%	14.7%	12.6%	14.0%
Engineering Adhesives	14.7%	14.4%	14.4%	14.9%
Construction Adhesives	16.1%	14.7%	15.2%	12.1%
Corporate unallocated	NMP	NMP	NMP	NMP
Total H.B. Fuller	14.0%	14.7%	13.6%	14.3%

NMP = non-meaningful percentage

H.B. FULLER COMPANY AND SUBSIDIARIES
REGULATION G RECONCILIATION
In thousands, except per share amounts (unaudited)

	Three Months Ended		Six Months Ended
	May 28,	May 29,	May 28,	May 29,
	2022	2021	2022	2021
Income before income taxes and income from equity method investments	$69,777	$63,608	$116,662	$102,125

Adjustments:
Acquisition project costs[1]	2,014	1,302	7,871	1,376
Organizational realignment[2]	2,818	2,307	4,446	5,942
Royal restructuring and integration[3]	412	1,239	810	2,521
Project One	1,853	1,959	5,057	4,164
Other[4]	6,264	(3,857)	7,430	(3,812)
Adjusted income before income taxes and income from equity method investments[9]	$83,138	$66,558	$142,276	$112,316

[9] Adjusted income before income taxes and income from equity investments is a non-GAAP financial measure. Adjusted income before income taxes and income from equity investments is defined as income before income taxes and income from equity investments before the specific adjustments shown above. The table above provides a reconciliation of adjusted income before income taxes and income from equity investments to income before income taxes and income from equity investments, the most directly comparable financial measure determined and reported in accordance with U.S. GAAP.

H.B. FULLER COMPANY AND SUBSIDIARIES
REGULATION G RECONCILIATION
In thousands, except per share amounts (unaudited)

	Three Months Ended		Six Months Ended
	May 28,	May 29,	May 28,	May 29,
	2022	2021	2022	2021
Income Taxes	$(23,616)	$(16,660)	$(33,765)	$(27,267)

Adjustments:
Acquisition project costs[1]	(531)	(262)	(2,209)	(283)
Organizational realignment[2]	(744)	(465)	(1,210)	(1,478)
Royal restructuring and integration[3]	(109)	(249)	(223)	(606)
Project One	(489)	(395)	(1,406)	(1,009)
Other[4]	2,496	177	(739)	206
Adjusted income taxes[10]	$(22,993)	$(17,854)	$(39,552)	$(30,437)

Adjusted income before income taxes and income from equity method investments	$83,138	$66,558	$142,276	$112,316
Adjusted effective income tax rate[10]	27.7%	26.8%	27.8%	27.1%

[10] Adjusted income taxes and adjusted effective income tax rate are non-GAAP financial measures. Adjusted income taxes is defined as income taxes before the specific adjustments shown above. Adjusted effective income tax rate is defined as income taxes divided by adjusted income before income taxes and income from equity method investments. The table above provides a reconciliation of adjusted income taxes and adjusted effective income tax rate to income taxes, the most directly comparable financial measure determined and reported in accordance with U.S. GAAP.

H.B. FULLER COMPANY AND SUBSIDIARIES
REGULATION G RECONCILIATION
In thousands (unaudited)

	Three Months Ended		Six Months Ended
	May 28,	May 29,	May 28,	May 29,
	2022	2021	2022	2021

Net revenue	$993,258	$827,873	$1,849,739	$1,553,777

Gross profit	$253,521	$217,550	$466,413	$409,914
Gross profit margin	25.5%	26.3%	25.2%	26.4%

Adjustments:
Acquisition project costs[1]	(238)	63	424	63
Organizational realignment[2]	1,520	544	1,783	793
Royal restructuring and integration[3]	140	578	372	1,319
Project ONE	6	(725)	6	-
Other[4]	447	1,378	825	1,386
Adjusted gross profit1[11]	$255,396	$219,388	$469,823	$413,475
Adjusted gross profit margin[11]	25.7%	26.5%	25.4%	26.6%

[11] Adjusted gross profit and adjusted gross profit margin are non-GAAP financial measures. Adjusted gross profit and adjusted gross profit margin is defined as gross profit and gross profit margin excluding the specific adjustments shown above. The table above provides a reconciliation of adjusted gross profit and gross profit margin to gross profit and gross profit margin, the most directly comparable financial measure determined and reported in accordance with U.S. GAAP.

H.B. FULLER COMPANY AND SUBSIDIARIES
REGULATION G RECONCILIATION
In thousands (unaudited)

	Three Months Ended		Six Months Ended
	May 28,	May 29,	May 28,	May 29,
	2022	2021	2022	2021

Selling, general and administrative expenses	$(166,007)	$(148,409)	$(321,898)	$(292,423)

Adjustments:
Acquisition project costs[1]	2,252	1,239	7,447	1,313
Organizational realignment[2]	2,275	1,818	3,630	5,205
Royal restructuring and integration[3]	286	683	464	1,255
Project ONE	1,847	2,684	5,051	4,164
Other[4]	1,421	(59)	2,094	(23)
Adjusted selling, general and administrative expenses[12]	$(157,926)	$(142,044)	$(303,212)	$(280,509)

[12] Adjusted selling, general and administrative expenses is a non-GAAP financial measure. Adjusted selling, general and administrative expenses is defined as selling, general and administrative expenses excluding the specific adjustments shown above. The table above provides a reconciliation of adjusted selling, general and administrative expenses to selling, general and administrative expenses, the most directly comparable financial measure determined and reported in accordance with U.S. GAAP.

H.B. FULLER COMPANY AND SUBSIDIARIES
REGULATION G RECONCILIATION
In thousands (unaudited)

	Hygiene, Health
Three Months Ended:	and Consumable	Engineering	Construction		Corporate	H.B. Fuller
May 28, 2022	Adhesives	Adhesives	Adhesives	Total	Unallocated	Consolidated
Net income attributable to H.B. Fuller	$46,186	$45,077	$13,613	$104,876	$(57,673)	$47,203

Adjustments:
Acquisition project costs[1]	-	-	-	-	2,014	2,014
Organizational realignment[2]	-	-	-	-	2,818	2,818
Royal Restructuring and integration[3]	-	-	-	-	412	412
Project One	-	-	-	-	1,853	1,853
Other[4]	-	-	-	-	6,264	6,264
Discrete tax items[5]	-	-	-	-	4,149	4,149
Income tax effect on adjustments[6]	-	-	-	-	(3,526)	(3,526)
Adjusted net income attributable to H.B. Fuller[7]	46,186	45,077	13,613	104,876	(43,689)	61,187

Add:
Interest expense	-	-	-	-	19,841	19,841
Interest income	-	-	-	-	(2,091)	(2,091)
Adjusted Income taxes	-	-	-	-	22,993	22,993
Depreciation and amortization expense[8]	11,686	14,443	10,508	36,637	-	36,637

Adjusted EBITDA[7]	$57,872	$59,520	$24,121	$141,513	$(2,946)	$138,567

Revenue	$437,889	$405,346	$150,023	$993,258	-	$993,258

Adjusted EBITDA Margin[7]	13.2%	14.7%	16.1%	14.2%	NMP	14.0%

Note: Adjusted EBITDA is a non-GAAP financial measure. The table above provides a reconciliation of adjusted EBITDA for each segment to net income attributable to H.B. Fuller for each segment, the most directly comparable financial measure determined and reported in accordance with U.S. GAAP.

NMP = Non-meaningful percentage

H.B. FULLER COMPANY AND SUBSIDIARIES
REGULATION G RECONCILIATION
In thousands (unaudited)

	Hygiene, Health
Six Months Ended	and Consumable	Engineering	Construction		Corporate	H.B. Fuller
May 28, 2022	Adhesives	Adhesives	Adhesives	Total	Unallocated	Consolidated
Net income attributable to H.B. Fuller	$81,323	$79,814	$20,296	$181,433	$(95,924)	$85,509

Adjustments:
Acquisition project costs[1]	-	-	-	-	7,871	7,871
Organizational realignment[2]	-	-	-	-	4,446	4,446
Royal Restructuring and integration[3]	-	-	-	-	810	810
Project One	-	-	-	-	5,057	5,057
Other[4]	-	-	-	-	7,430	7,430
Discrete tax items[5]	-	-	-	-	1,248	1,248
Income tax effect on adjustments[6]	-	-	-	-	(7,035)	(7,035)
Adjusted net income attributable to H.B. Fuller[7]	81,323	79,814	20,296	181,433	(76,097)	105,336

Add:
Interest expense	-	-	-	-	38,051	38,051
Interest income	-	-	-	-	(4,041)	(4,041)
Adjusted Income taxes	-	-	-	-	39,552	39,552
Depreciation and amortization expense[8]	23,147	29,585	19,702	72,434	-	72,434

Adjusted EBITDA[7]	$104,470	$109,399	$39,998	$253,867	$(2,535)	$251,332

Revenue	827,427	759,323	262,989	1,849,739	-	1,849,739

Adjusted EBITDA Margin[7]	12.6%	14.4%	15.2%	13.7%	NMP	13.6%

Note: Adjusted EBITDA is a non-GAAP financial measure. The table above provides a reconciliation of adjusted EBITDA for each segment to net income attributable to H.B. Fuller for each segment, the most directly comparable financial measure determined and reported in accordance with U.S. GAAP.

NMP = Non-meaningful percentage

H.B. FULLER COMPANY AND SUBSIDIARIES
REGULATION G RECONCILIATION
In thousands (unaudited)

	Hygiene, Health
Three Months Ended:	and Consumable	Engineering	Construction		Corporate	H.B. Fuller
May 29, 2021	Adhesives	Adhesives	Adhesives	Total	Unallocated	Consolidated
Net income attributable to H.B. Fuller	$42,197	$34,584	$8,515	$85,296	$(36,194)	$49,102

Adjustments:
Acquisition project costs[1]	-	-	-	-	1,302	1,302
Organizational realignment[2]	-	-	-	-	2,307	2,307
Royal Restructuring and integration[3]	-	-	-	-	1,239	1,239
Project One	-	-	-	-	1,959	1,959
Other[4]	-	-	-	-	(3,857)	(3,857)
Discrete tax items[5]	-	-	-	-	(600)	(600)
Income tax effect on adjustments[6]	-	-	-	-	(594)	(594)
Adjusted net income attributable to H.B. Fuller[7]	42,197	34,584	8,515	85,296	(34,438)	50,858

Add:
Interest expense	-	-	-	-	19,965	19,965
Interest income	-	-	-	-	(2,530)	(2,530)
Adjusted Income taxes	-	-	-	-	17,854	17,854
Depreciation and amortization expense[8]	11,372	15,280	8,737	35,389	-	35,389

Adjusted EBITDA[7]	$53,569	$49,864	$17,252	$120,685	$851	$121,536

Revenue	$364,814	$345,373	$117,686	$827,873	-	$827,873

Adjusted EBITDA Margin[7]	14.7%	14.4%	14.7%	14.6%	NMP	14.7%

Note: Adjusted EBITDA is a non-GAAP financial measure. The table above provides a reconciliation of adjusted EBITDA for each segment to net income attributable to H.B. Fuller for each segment, the most directly comparable financial measure determined and reported in accordance with U.S. GAAP.

NMP = Non-meaningful percentage

H.B. FULLER COMPANY AND SUBSIDIARIES
REGULATION G RECONCILIATION
In thousands (unaudited)

	Hygiene, Health
Six Months Ended	and Consumable	Engineering	Construction		Corporate	H.B. Fuller
May 29, 2021	Adhesives	Adhesives	Adhesives	Total	Unallocated	Consolidated
Net income attributable to H.B. Fuller	$75,367	$67,500	$5,988	$148,855	$(69,962)	$78,893
Adjustments:
Acquisition project costs[1]	-	-	-	-	1,376	1,376
Organizational realignment[2]	-	-	-	-	5,942	5,942
Royal Restructuring and integration[3]	-	-	-	-	2,521	2,521
Project One	-	-	-	-	4,164	4,164
Other[4]	-	-	-	-	(3,812)	(3,812)
Discrete tax items[5]	-	-	-	-	(558)	(558)
Income tax effect on adjustments[6]	-	-	-	-	(2,613)	(2,613)
Adjusted net income attributable to H.B. Fuller[7]	75,367	67,500	5,988	148,855	(62,942)	85,913

Add:
Interest expense	-	-	-	-	40,357	40,357
Interest income	-	-	-	-	(5,189)	(5,189)
Adjusted Income taxes	-	-	-	-	30,437	30,437
Depreciation and amortization expense[8]	22,808	30,532	17,551	70,891	-	70,891

Adjusted EBITDA[7]	$98,175	$98,032	$23,539	$219,746	$2,663	$222,409

Revenue	$700,482	$658,037	$195,258	$1,553,777	-	$1,553,777

Adjusted EBITDA Margin[7]	14.0%	14.9%	12.1%	14.1%	NMP	14.3%

Note: Adjusted EBITDA is a non-GAAP financial measure. The table above provides a reconciliation of adjusted EBITDA for each segment to net income attributable to H.B. Fuller for each segment, the most directly comparable financial measure determined and reported in accordance with U.S. GAAP.

NMP = Non-meaningful percentage

H.B. FULLER COMPANY AND SUBSIDIARIES
SEGMENT FINANCIAL INFORMATION
NET REVENUE GROWTH (DECLINE)
(unaudited)

	Three Months Ended	Six Months Ended
	May 28, 2022	May 28, 2022
Price	18.5%	16.8%
Volume	3.4%	4.6%
Organic Growth[13]	21.9%	21.4%
M&A	2.0%	1.5%
Growth at Constant Currency	23.9%	22.9%
F/X	(3.9)%	(3.8)%
Total H.B. Fuller Net Revenue Growth	20.0%	19.1%

	Three Months Ended					Six Months Ended
	May 28, 2022					May 28, 2022
	Net Revenue	F/X	Constant Currency	M&A	Organic Growth[11]	Net Revenue	F/X	Constant Currency	M&A	Organic Growth[11]
Hygiene, Health and Consumable Adhesives	20.0%	(4.5)%	24.5%	0.0%	24.5%	18.1%	(4.6)%	22.7%	0.0%	22.7%
Engineering Adhesives	17.4%	(4.4)%	21.8%	0.0%	21.8%	15.4%	(3.9)%	19.3%	0.0%	19.3%
Construction Adhesives	27.5%	(0.8)%	28.3%	14.0%	14.3%	34.7%	(0.8)%	35.5%	11.7%	23.8%
Total H.B. Fuller	20.0%	(3.9)%	23.9%	2.0%	21.9%	19.1%	(3.8)%	22.9%	1.5%	21.4%

13 We use the term “organic revenue” to refer to net revenue, excluding the effect of foreign currency changes and acquisitions and divestitures. Organic growth reflects adjustments for the impact of period-over-period changes in foreign currency exchange rates on revenues and the revenues associated with acquisitions and divestitures.

H.B. FULLER COMPANY AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share amounts)

	May 28,	November 27,
	2022	2021
Assets
Current assets:
Cash and cash equivalents	$68,149	$61,786
Trade receivables (net of allowances of $12,701 and $9,935, as of May 28, 2022 and November 27, 2021, respectively)	644,544	614,645
Inventories	543,126	448,404
Other current assets	153,187	96,335
Total current assets	1,409,006	1,221,170

Property, plant and equipment	1,527,711	1,500,989
Accumulated depreciation	(825,256)	(805,622)
Property, plant and equipment, net	702,455	695,367

Goodwill	1,406,369	1,298,845
Other intangibles, net	737,551	687,075
Other assets	365,098	372,073
Total assets	$4,620,479	$4,274,530

Liabilities, non-controlling interest and total equity
Current liabilities:
Notes payable	$31,867	$24,983
Trade payables	507,103	500,321
Accrued compensation	67,991	109,542
Income taxes payable	28,180	15,943
Other accrued expenses	86,842	86,061
Total current liabilities	721,983	736,850

Long-term debt	1,903,977	1,591,479
Accrued pension liabilities	69,820	71,651
Other liabilities	309,945	277,190
Total liabilities	3,005,725	2,677,170

Commitments and contingencies (Note 12)

Equity:
H.B. Fuller stockholders' equity:
Preferred stock (no shares outstanding) shares authorized – 10,045,900	-	-
Common stock, par value $1.00 per share, shares authorized – 160,000,000, shares outstanding – 53,153,056 and 52,777,753 as of May 28, 2022 and November 27, 2021, respectively	53,153	52,778
Additional paid-in capital	232,253	213,637
Retained earnings	1,666,969	1,600,601
Accumulated other comprehensive loss	(338,228)	(270,247)
Total H.B. Fuller stockholders' equity	1,614,147	1,596,769
Non-controlling interest	607	591
Total equity	1,614,754	1,597,360
Total liabilities, non-controlling interest and total equity	$4,620,479	$4,274,530

H.B. FULLER COMPANY AND SUBSIDIARIES CONSOLIDATED STATEMENTS of CASH FLOWS
(In thousands)

	Six Months Ended
	May 28, 2022	May 29, 2021
Cash flows from operating activities:
Net income including non-controlling interest	$85,546	$78,930
Adjustments to reconcile net income including non-controlling interest to net cash provided by operating activities:
Depreciation	36,333	35,976
Amortization	36,412	35,649
Deferred income taxes	(4,961)	(1,167)
Income from equity method investments, net of dividends received	(2,649)	(4,072)
Loss on sale or disposal of assets	(1,087)	-
Share-based compensation	13,625	12,486
Pension and other post-retirement benefit plan activity	(9,720)	(15,927)
Change in assets and liabilities, net of effects of acquisitions:
Trade receivables, net	(35,491)	(43,191)
Inventories	(95,413)	(100,358)
Other assets	(21,908)	(21,709)
Trade payables	27,237	115,488
Accrued compensation	(40,448)	(8,760)
Other accrued expenses	4,402	1,925
Income taxes payable	(5,864)	(1,513)
Other liabilities	(23,597)	(28,980)
Other	28,452	25,055
Net cash (used in) provided by operating activities	(9,131)	79,832

Cash flows from investing activities:
Purchased property, plant and equipment	(69,055)	(50,726)
Purchased businesses, net of cash acquired	(229,314)	(5,445)
Proceeds from sale of property, plant and equipment	1,269	1,237
Cash received from government grant	3,928	-
Cash payments related to government grant	-	(1,526)
Net cash used in investing activities	(293,172)	(56,460)

Cash flows from financing activities:
Proceeds from debt	335,000	-
Repayment of long-term debt	-	(68,000)
Payment of debt issuance costs	(600)	-
Net (payments) proceeds of notes payable	3,565	9,335
Dividends paid	(18,965)	(17,244)
Contingent consideration payment	(5,000)	-
Proceeds from stock options exercised	7,837	20,621
Repurchases of common stock	(3,609)	(2,628)
Net cash provided by (used in) financing activities	318,228	(57,916)

Effect of exchange rate changes on cash and cash equivalents	(9,562)	3,607
Net change in cash and cash equivalents	6,363	(30,937)
Cash and cash equivalents at beginning of period	61,786	100,534
Cash and cash equivalents at end of period	$68,149	$69,597